EXHIBIT 1.1


                       CITICORP MORTGAGE SECURITIES, INC.
                 REMIC Pass-Through Certificates, Series 2006-1

                             Underwriting Agreement

                                                               January 12, 2006



Credit Suisse Securities (USA) LLC, as Underwriter
Eleven Madison Avenue
New York, New York 10010



Ladies and Gentlemen:

         Citicorp Mortgage Securities, Inc., a Delaware corporation ("CMSI"), proposes to sell to you, as underwriter (the "Underwriter"), the offered class A and class B REMIC Pass-Through Certificates (the "offered certificates") described in Schedule I. The offered certificates evidence ownership interests in a trust (the "Trust") consisting of the mortgage loans described in Schedule I (the "mortgage loans") and related property. The mortgage loans were originated or acquired by the affiliates of CMSI identified in Schedule I (the "originators"), and will have, at the close of business on the "cut-off date" specified in Schedule I, the aggregate principal balance set forth in Schedule
I. An election will be made to treat the Trust, or one or more segregated pools of assets within the Trust, as one or more real estate mortgage investment conduits (each a "REMIC") for purposes of federal income taxation. The offered certificates are to be issued under a pooling and servicing agreement (the "Pooling Agreement"), dated as of the cut-off date, between CMSI, as Depositor, CitiMortgage, Inc. ("CMI"), as Servicer and Master Servicer, U.S. Bank National Association, in its individual capacity and as Trustee (in such capacity, the "Trustee"), and Citibank, N.A., in its individual capacity and as Paying Agent, Certificate Registrar and Authentication Agent.

         CMSI, Citigroup Inc., and the Underwriter agree as follows:

1        Purchase and Sale

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement, CMSI agrees to sell to the Underwriter, and the Underwriter agrees to purchase from CMSI, all of the offered certificates at the purchase price set forth in Schedule I.

2        Delivery and Payment

         CMSI will deliver one or more certificates representing each class of offered certificates to the Underwriter's account at the office, on the date and at the time (the "clos-

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ing date") specified in Schedule I against payment by the
Underwriter of the purchase price to or upon the order of CMSI in the manner provided in Schedule I. Unless otherwise specified in Schedule I, the offered certificates will be registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"), and the interests of beneficial owners of such offered certificates will be represented by book entries on the records of DTC and its participants. Definitive Certificates representing the offered Certificates will be available as set forth in Schedule I.

         CMSI will have the offered certificates available for inspection by the Underwriter in New York, New York, one business day prior to the closing date.


3        Registration Statement and Prospectus

         (a) CMSI represents and warrants to the Underwriter that CMSI has filed a registration statement (File No. 333-109722), including a prospectus, with the Securities and Exchange Commission (the "Commission") on Form S-3 that is effective under the Securities Act of 1933, as amended (the "Securities Act") and no stop order suspending the effectiveness of such registration statement has been issued and no proceedings for that purpose have been initiated by the Commission. CMSI further represents and warrants to the Underwriter that CMSI is not an "ineligible issuer" as defined in Rule 405 under the Securities Act, at the date specified in paragraph 3.ii of such Rule.

Such registration statement, as revised, amended or supplemented, including by the filing of the Prospectus (as defined below), will at the relevant date be the "Registration Statement" at that date. As used in this Agreement, the Registration Statement will include, at the date of their filing, any documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference into the prospectus included in the Registration Statement pursuant to Item 12 of Form S-3 under the Securities Act, and the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus will refer to and include the filing of any document under the Exchange Act so incorporated by reference.

         (b) Prior to the closing date, CMSI will file a final prospectus relating to the offered certificates (the "Prospectus") with the Commission pursuant to and in conformity with Rule 424 under the Securities Act. References to the Prospectus at any time will refer to the Prospectus as amended or supplemented at such time. CMSI will promptly advise the Underwriter when the Prospectus has been so filed and, prior to the termination of the offering of the offered certificates (the "offering"), will also promptly advise the Underwriter

               (i) when any amendment to the Registration Statement relating to the offered certificates has become effective or any revision of or supplement to the Prospectus has been so filed,

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               (ii)  of any request by the Commission for an amendment of the
                     Registration Statement or the Prospectus or for any additional information,

               (iii) of the issuance by the Commission of any stop order
                     suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and

               (iv) of the receipt by CMSI of any notification with respect to the suspension of the qualification of the offered certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

CMSI will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain its withdrawal as soon as possible. CMSI will not file prior to the termination of the offering any amendment to the Registration Statement relating to the offered certificates, or any revision of or supplement to the Prospectus, unless a copy has been furnished to the Underwriter for its review prior to filing.

         (c) CMSI represents and warrants to the Underwriter that the Registration Statement on each of the date of this Agreement, the closing date, and each date that offered certificates are sold by the Underwriter to any investor, and the Prospectus as of its date, the closing date, and each date that offered certificates are sold by the Underwriter to any investor,

               (i) will conform in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission, and

               (ii) will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they are made, not misleading, except that CMSI makes no representation or warranty concerning written information furnished to CMSI by or on behalf of the Underwriter specifically for use in connection with the preparation of the Prospectus, consisting solely of such Underwriter's statements as are included in Schedule I (the "Underwriter supplied Prospectus information").

         (d) The Underwriter represents and warrants to CMSI that the Underwriter supplied Prospectus information does not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they are made, not misleading. CMSI acknowledges that the Underwriter supplied Prospectus information comprises the only written information furnished by or on behalf of the Underwriter for inclusion in the Prospectus.

         (e) If, at any time when the Prospectus is required to be delivered under the Securities Act,

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               (i)   an event occurs as a result of which the Prospectus at such time would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or

               (ii) the Prospectus must be revised, amended or supplemented to comply with the Securities Act or the rules and regulations of the Commission thereunder,

CMSI will promptly prepare and file with the Commission a revision, amendment or supplement that corrects such statement or omission or effects such compliance.

         (f) CMSI will furnish to the Underwriter and its counsel, without charge, so long as delivery of the Prospectus is required under the Securities Act, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as reasonably requested.

         (g) If the third anniversary of the effective date of the Registration Statement occurs within three months after the closing date, CMSI will take action as necessary to permit the public offering and sale of the offered certificates as contemplated by this Agreement.

4        Free writing prospectuses and loan tape

         (a) CMSI will deliver electronically to the Underwriter in Portable Document Format, not later than three business days following the date on which CMSI notifies the Underwriter that CMSI has chosen it to underwrite the offering, and will promptly file with the Commission, a "free writing prospectus" (as defined in Rule 405 under the Securities Act) containing general information about the offering, the structure of the transaction (exclusive of a description of the properties of any particular class of offered certificates), the expected parameters of the mortgage loan pools, risk factors applicable to the mortgage loans, transaction parties known to CMSI, the material tax and ERISA treatment of the Certificates, whether the Certificates will be "mortgage related securities" as defined in the Exchange Act, and hyperlinks to the core prospectus most recently filed by CMSI with the Commission and to the portion of CMSI's static pool website containing static pool information with respect to REMIC pass-through certificates of the same asset type (as determined by CMSI) as the mortgage loans (the "CMSI free writing prospectus"). CMSI will deliver to the Underwriter electronically in Portable Document Format updated CMSI free writing prospectuses to correct any material misstatements or omissions in previous CMSI free writing prospectuses. References to the CMSI free writing prospectus at any time will refer to the CMSI free writing prospectus most recently delivered to the Underwriter sufficiently prior to such time as to reasonably permit the Underwriter to deliver the CMSI free writing prospectus to the relevant investor.

         (b) CMSI represents and warrants to the Underwriter that:

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               (i)   Each CMSI free writing prospectus will (A) contain the
                     legend required by section (c)(2)(i) of Rule 433 under the Securities Act, (B) identify the Commission file number of the Registration Statement, and (C) include the specific address of or a hyperlink to an Internet Web site containing static pool information regarding previous issues of CMSI REMIC pass-through certificates.

               (ii) At the time the investor commits to buy offered certificates from the Underwriter, the CMSI free writing prospectus, and the loan tape most recently furnished by CMSI to the Underwriter (as supplemented or corrected by CMSI prior to such time), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that no representation or warranty is made as to the effect of the exclusion from the CMSI free writing prospectus of any information regarding the properties of particular classes of offered certificates, or a detailed description of the mortgage loans.

         (c) CMSI will provide the Underwriter with one or more loan tapes containing "loan level" listings of the mortgage loans that may contain "nonpublic personal information" within the meaning of Regulation S-P of the Commission. The Underwriter acknowledges that, to the extent the listing of the mortgage loans contains any nonpublic personal information, the Underwriter will be bound by the provisions of Rule 11 of Regulation S-P regarding limits on redisclosure and reuse of such information.

         (d) The Underwriter represents and warrants to CMSI that any written communication containing material information about CMSI or its affiliates or the offered certificates furnished to a prospective investor by the Underwriter, other than a CMSI free writing prospectus, the Prospectus, the Registration Statement or the loan tape most recently furnished by CMSI to the Underwriter (as supplemented or corrected by CMSI prior to such time)

               (i) conformed to the terms and conditions for a communication in Rule 134 or a free writing prospectus in Rule 433 under the Securities Act,

               (ii) if a free writing prospectus, consisted solely of ABS informational and computational material, and

               (iii) if a free writing prospectus, did not include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, when considered in conjunction with the CMSI free writing prospectus, if delivered to the prospective investor, in light of the circumstances under which they were made, not misleading, except that the Underwriter makes no representation or warranty to the extent

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                    that (A) a misstatement was the result of any inaccurate
                    information supplied by CMSI to the Underwriter that was not corrected by information subsequently supplied by CMSI to the Underwriter sufficiently prior to the commitment of sale of offered certificates to the investor as to reasonably permit the Underwriter to correct any statement made to the investor based on such misstatement, or (B) the free writing prospectus substantially restates a statement in the Prospectus or CMSI free writing prospectus (a "restatement"), and does not omit to state a statement in the Prospectus or CMSI free writing prospectus necessary to make the restatement, when considered in conjunction with the free writing prospectus and other information delivered to the prospective investor, in light of the circumstances under which the restatement was made, not misleading.

         (e) Not later than four business day prior to the closing, the Underwriter will deliver to CMSI, in electronic form suitable for conversion to HTML format for filing with the Commission, all ABS informational and computational material furnished to any investor, other than ABS informational and computational material (i) concerning terms of the offered certificates that are not the final terms of the offered certificates, or (ii) prepared by or on behalf of the Underwriter on the basis of or derived from "issuer information" (as defined in Rule 433 under the Securities Act) furnished to the Underwriter by CMSI. CMSI will file such ABS informational and computational material with the Commission as part of a free writing prospectus no later than the time such material is required to be filed under Rule 433 under the Securities Act. Notwithstanding the preceding sentence, CMSI will have no obligation to file materials provided by the Underwriter that CMSI reasonably determines are not required to be filed pursuant to Rule 433, or that contain erroneous information or an untrue statement of a material fact or that, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, it being understood, however, that CMSI will have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any ABS informational or computational material provided by the Underwriter to CMSI.

         (f) The Underwriter will not sell, and will obligate each dealer to whom it sells any offered certificates (which obligation may be in the form of a trade stipulation and which must name CMSI as an intended third party beneficiary) not to sell, any offered certificates to an investor who is not an institutional investor unless the sale is accompanied or preceded by delivery of the Prospectus.

         (g) The Underwriter will file with the Commission not later than the date of its first use any free writing prospectus that is distributed by or on behalf of the Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination.

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         (h) The Underwriter will retain for three years following conclusion of the offering

               (i) all free writing prospectuses that it has used in the offering that are not filed with the Commission, and

               (ii) written records documenting, as to each investor in offered certificates, the time of sale to the investor, and the date on which each CMSI free writing prospectus and each free writing prospectus prepared by or on behalf of the Underwriter was conveyed to the investor. If there is any litigation or threatened litigation against CMSI or any of its affiliates with respect to the offering, the Underwriter will, on CMSI's request, make copies of such records available to CMSI.

         (i) The Underwriter will promptly provide CMSI with any information within the Underwriter's reasonable control that CMSI reasonably requests to enable CMSI to meet its disclosure and reporting obligations under the Securities Act and the Exchange Act in connection with the Certificates. The Underwriter will use its best efforts to cause any credit enhancement provider, derivative counterparty, special servicer or credit risk manager arranged by the Underwriter in connection with the offered certificates to promptly provide to CMSI such narrative disclosure, financial information, including required accountants' consents, and other information as CMSI may reasonably request to enable CMSI to meet its disclosure and reporting obligations under the Securities Act and the Exchange Act

         (j) Notwithstanding any other provision of this Agreement, in any action by CMSI or the Underwriter against the other party to enforce any rights under this section 4, the losing party will pay all costs and expenses of the prevailing party, including legal fees and expenses, incurred in connection with such action.

5        Other representations and warranties

         CMSI represents and warrants to the Underwriter that:

         (a) Each of the class A and class B-1 offered certificates will, when issued, be a "mortgage related security," as defined in section 3(a)(41) of the Exchange Act, and each of the offered certificates, when validly authenticated, issued and delivered in accordance with the Pooling Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling Agreement;

         (b) On the closing date, each of this Agreement and the Pooling Agreement will have been duly authorized, executed and delivered by CMSI and, assuming the valid execution of such agreements by the other parties, each such agreement will constitute a valid and binding agreement of CMSI enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other

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laws relating to or affecting the enforcement of creditors' rights and by general equity principles;

         (c) CMSI has been duly organized and is validly existing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and

         (d) CMSI is not, and on the date on which the first bona fide offer of the Certificates is made will not be, an "ineligible issuer," as defined in Rule 405 under the Securities Act.

6        Expenses; Blue Sky

         (a) CMSI will pay all expenses incidental to the performance of its obligations under this Agreement, including expenses of

               (i) preparing, filing, printing and reproducing the Prospectus, of preparing, filing and reproducing the CMSI free writing prospectus, the Registration Statement, this Agreement, and the Pooling Agreement,

               (ii) KPMG LLP (other than their expenses relating to the preparation of the letter referred to in section 9(c) below, which will be paid by the Underwriter), and

               (iii) preparing and delivering the offered certificates to DTC,

provided, however, that except as provided in this section (a) and in section 8, the Underwriter will pay (A) all of its own expenses, including the fees of Cadwalader, Wickersham & Taft LLP and any other counsel to the Underwriter, (B) any transfer taxes on resale of any of the offered certificates by it, and (C) advertising expenses connected with any offers made by the Underwriter.

         (b) CMSI will use its best efforts to arrange for, and will pay all expenses of, the qualification of the offered certificates for sale under the laws of such jurisdictions as the Underwriter may designate, to maintain such qualifications in effect so long as required for the distribution of the offered certificates and to arrange for the determination of the legality of the offered certificates for purchase by institutional investors, However, CMSI will not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

7        No Fiduciary Relationship

         (a) The Underwriter has been retained solely to act as underwriter in connection with the sale of the offered certificates, and no fiduciary, advisory or agency relationship between CMSI and the Underwriter has been created in respect of any of the transactions

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contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising CMSI on other matters;

         (b) The purchase price was established by CMSI following discussions and arm's-length negotiations with the Underwriter, and CMSI is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement.

         (c) CMSI has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of CMSI, and that the Underwriter has no obligation to disclose such interests and transactions to CMSI by virtue of any fiduciary, advisory or agency relationship.

         (d) CMSI waives, to the fullest extent permitted by applicable law, any claims it may have against the Underwriter for breach of fiduciary duty, and agrees that the Underwriter will have no liability (whether direct or indirect) to CMSI in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of CMSI, including stockholders, employees or creditors of CMSI.

8        Conditions to the Obligation of the Underwriter

         The Underwriter's obligation to purchase the offered certificates will be subject to the accuracy in all material respects of CMSI's representations and warranties in this Agreement at the date of this Agreement and the closing date, to the accuracy of the statements of CMSI made in any officer's certificate delivered pursuant to this Agreement, to the performance by CMSI of its obligations under this Agreement, and to the following additional conditions on the closing date:

         (a) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose instituted and pending or threatened.

         (b) CMSI has delivered to the Underwriter a certificate of CMSI, dated the closing date and signed by the President, Senior Vice President, Vice President or an Assistant Vice President of CMSI, to the effect that the signer of the certificate has examined the Registration Statement, the Prospectus and this Agreement and that:

               (i) CMSI's representations and warranties in this Agreement are true and correct in all material respects on the closing date with the same effect as if made on the closing date, and CMSI has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the closing date; and

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose instituted and pending or, to such officer's knowledge, threatened as of the closing date.

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         (c) CMSI has delivered to the Underwriter an opinion, dated the closing date, of the General Counsel, Finance and Capital Markets, of Citigroup Inc., or other counsel reasonably acceptable to the Underwriter, to the effect that:

               (i) Each of CMSI and CMI is a validly existing corporation in good standing under the laws of the State of Delaware and the State of New York, respectively, with corporate power and authority under such laws to own its properties and assets and conduct its business as described in the Prospectus.

               (ii) Citibank, N.A. has been duly chartered and is validly existing as a national banking association in good standing under the laws of the United States.

               (iii) This Agreement has been duly authorized, executed and delivered by each of CMSI and Citigroup Inc.

               (iv) The Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by CMSI and each Originator listed on Schedule I hereto that is affiliated with CMSI, and constitutes the valid and legally binding obligation of CMSI and each such originator, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights and by general principles of equity.

               (v) The Pooling Agreement has been duly authorized, executed and delivered by CMSI, CMI and Citibank, N.A., and assuming valid execution thereof by U.S. Bank National Association, constitutes a valid and legally binding agreement of CMSI, CMI, and Citibank, N.A., enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights and by general principles of equity.

               (vi) The Pooling Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund (as defined in the Pooling Agreement) is not required to be registered under the Investment Company Act of 1940, as amended.

               (vii) The offered certificates have been duly authorized,
                     executed, issued, authenticated and delivered, and are validly issued and outstanding and entitled to the benefits provided by the Pooling Agreement.

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               (vii) Assuming that each class of the offered class A
                     certificates and the class B-1 certificates are rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization, each such class of certificates at such time will be a "mortgage related security," as defined in section 3(a)(41) of the Exchange Act.

               (viii) The Registration Statement is effective under the
                     Securities Act, and, to the best knowledge of such counsel:

                     (A) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or have been threatened under the Securities Act.

                     (B) Each of the Registration Statement at its effective date and the closing date, and the Prospectus at its date and the closing date (in each case, with the exception of any information incorporated by reference therein and any numerical, financial, statistical or quantitative information) appeared on its face to conform in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission.

                     (C) The descriptions

                         in the Prospectus and the Pooling Agreement of the offered certificates, and in the Prospectus of the aspects of certain statutes as set forth under the heading "Core prospectus - ERISA considerations" and "Prospectus supplement - Additional ERISA considerations," to the extent they constitute statements of matters of law or legal conclusions with respect thereto, are accurate in all material respects.

               (ix) Each Originator listed on Schedule I hereto that is affiliated with CMSI is a Delaware corporation, a New York corporation, a federal savings bank or a national banking association, as the case may be, validly existing under applicable law, with full power and authority under such law to own its properties and conduct its business as described in the Prospectus.

               (x) Such other opinions with regard to secured transactions, bankruptcy, insolvency and related matters as the Underwriter reasonably requests.

Such opinion may express its reliance (1) as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling Agreement, (2) as to legal matters relating to the Employee Retirement Income Security Act of 1974, as amended, on an opinion,

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dated the closing date, of counsel acceptable to the Underwriter, and (3) as to legal matters relating to secured transactions, bankruptcy, insolvency and related matters, on an opinion, dated the closing date, of Cadwalader, Wickersham & Taft LLP, special bankruptcy counsel to CMSI. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than CMSI, CMI, Citibank, N.A., Citigroup Inc. and the originators. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of each state in which the writer of the opinion is admitted to practice law, and the federal law of the United States.

         (d) CMSI has delivered to the Underwriter a letter, dated the closing date, of the General Counsel, Finance and Capital Markets of Citigroup Inc., or other counsel reasonably acceptable to the Underwriter, to the effect that in the course of such counsel's review of the Registration Statement and the Prospectus and discussion of the same with certain officers of CMSI, Citigroup and the originators and their auditors, no facts came to the attention of such counsel that led such counsel to believe that the Registration Statement as of its effective date or the closing date, or the Prospectus as of its date or the closing date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no view as to any information incorporated by reference or any financial, numerical, statistical or quantitative information in the Registration Statement or the Prospectus.

         (e) CMSI has delivered to the Underwriter an opinion, dated the closing date, of Cadwalader, Wickersham & Taft LLP, special tax counsel to CMSI, to the effect that the statements in the Prospectus under the headings "Core prospectus-Taxation of certificate holders," "Core prospectus-Taxation of the Trust," and "Prospectus supplement-Federal income tax consequences," to the extent such statements summarize material tax consequences of the purchase, beneficial ownership and disposition of the offered certificates to the holders thereof described therein, are correct in all material respects.

         (f) The Underwriter have received from Cadwalader, Wickersham & Taft LLP, counsel for the Underwriter, such opinion or opinions, dated the closing date, with respect to the issuance and sale of the offered certificates, the Registration Statement and the Prospectus, and such other related matters as the Underwriter may reasonably request.

         (g) KPMG LLP have furnished to the Underwriter a letter, dated the closing date, in form and substance satisfactory to the Underwriter, stating in effect that they have performed certain specified procedures, agreed upon between KPMG LLP, CMSI and the Underwriter, as a result of which they have determined that the information of an accounting, financial or statistical nature with respect to "static pool information" contained on CMSI's website at www.citimortgagembs.com relating to REMIC pass-through certificates issued after January 1, 2006 and included in the Prospectus under Rule 312 of the Commission's Regulation S-T, agrees with the accounting records of the originators, excluding any questions of legal interpretation.

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         (h) KPMG LLP have furnished to the Underwriter a letter, dated the closing date, in form and substance satisfactory to the Underwriter, stating in effect that

               (i) They have performed certain specified procedures, agreed upon between KPMG LLP CMSI and the Underwriter, as a result of which they have determined that the information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the originators and which is obtained from an analysis of a sample of the mortgage loans) set forth in the Prospectus under the caption "Prospectus supplement-Summary-Series overview-the mortgage loans at February 1, 2006 (the cut-off date)" and in the detailed description relating to such prospectus supplement and the mortgage loans agrees with the accounting records of the originators, excluding any questions of legal interpretation; and

               (ii) They have compared the data contained in a data sheet or computer tape prepared by CMI for the mortgage loans to information contained in the mortgage loan files furnished by the originators and in such other sources as will be specified by them, based on an appropriate sampling thereof, and found such data and information to be in agreement, unless otherwise noted in such letter.

         (i) If there is more than one class of offered certificates, KPMG LLP have furnished to the Underwriter a letter, dated the date of the Prospectus, in form and substance satisfactory to the Underwriter, stating in effect that:

               (i) using the assumptions and methodology used by CMSI (which include and do not conflict with any assumptions and methodology set forth in the Prospectus), all of which will be described by reference in such letter, they have recalculated the percentages and weighted average lives set forth in the Prospectus in the tables relating to the "Prospectus supplement-Principal balance as percent of initial principal balance" for each class of offered certificates at certain percentages of the prepayment model to be set forth in the Prospectus, compared the results of their calculations to the corresponding items in the respective table and found each such percentage and weighted average life set forth in each such table to be in agreement with the respective results of such calculations;

               (ii) using the assumptions and methodology prescribed in the Prospectus, they have recalculated, for each distribution day (as defined in the Prospectus), the aggregate of the amount of cash to be on deposit in the Trust on the determination day immediately preceding such distribution day and found that such aggregate amount equals or exceeds the aggre-gate amount of interest and distributions in reduction of principal balance that is distributable on the offered certificates on the following distribution day, as recalculated by them;

               (iii) using the assumptions and methodology prescribed in the
                     Pooling Agreement and the Prospectus, they have recomputed the last distribution day for each class of offered certificates and found such dates to be in agreement with those set forth in the Prospectus;

               (iv) if one or more classes of offered certificates will be entitled to receive distributions in respect of interest at other than a fixed rate or distributions in reduction of principal balance according to a schedule of planned or targeted balances, or have other characteristics which give rise to the use of tables in the Prospectus reflecting yield or cash flow, such letters will also set forth such other statements as are customarily set forth by KPMG LLP in such letters with respect to such classes; and

               (v) using the assumptions and methodology used by CMSI set forth in the Prospectus, all of which will be described by reference in such letter, they have recalculated the percentages set forth in the Prospectus in the tables entitled "Prospectus supplement-Weighted average lives and yields to maturity-Pre-tax yield to maturity" of classes B-2 and B-3, compared the results of their calculations to the corresponding items in such table and found each such percentage set forth in such table to be in agreement with the results of such calculations.

         (j) Subsequent to the date hereof, there will not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of CMSI which the Underwriter concludes, after consultation with CMSI, in the judgment of the Underwriter, materially impairs the investment quality of the offered certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the offered certificates as contemplated by the Prospectus.

         (k) The offered certificates have been rated at least the rating or ratings specified in Schedule I by the rating agency or agencies specified in
Schedule I and such ratings will not have been rescinded or placed under review.

         (l) CMSI have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably have requested not less than three full business days prior to the closing date.

If any of the conditions specified in this section 8 are not fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement are not in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the closing date by the Underwriter. Notice of such cancellation will be given to CMSI in writing, or by telephone or telegraph confirmed in writing.

9        Conditions to the Obligation of CMSI

         The obligation of CMSI to issue and sell the offered certificates will be subject to the satisfaction of the conditions that on the closing date,

         (a) the class B-4, B-5 and B-6 certificates (as described in the Prospectus) have been issued and sold under the Purchase Agreement dated the date of this Agreement among CMSI, Citigroup Inc. and the purchaser thereof.

         (b) the Underwriter has delivered to CMSI a certificate stating that attached thereto are all of the information, tables, charts and other items prepared by the Underwriter that constitute ABS informational or computational material required to be furnished to CMSI under section 4(f) and stating that the Underwriter has otherwise complied with section 4(f).

         (c) KPMG LLP have furnished to CMSI and the Underwriter a letter or letters, each in form and substance satisfactory to CMSI, relating to the ABS informational or computational material of the Underwriter furnished to CMSI in accordance with section 4(f), dated the closing date and stating in effect that:

               (i) using the assumptions and methodology used by the Underwriter, all of which will be described by reference in the letter, they have recomputed the numerical data and dates set forth in the ABS informational or computational material (or portions thereof) attached to such letter, compared the results of their calculations to the corresponding items in such ABS informational or computational material (or portions thereof) and found such items to be in agreement with the respective results of such calculations;

               (ii) if such ABS informational or computational material includes data reflecting the distribution of interest at other than a fixed rate or the distribution in reduction of principal balance according to a schedule of planned or targeted balances, or reflecting other characteristics which give rise to the use of tables in such ABS informational or computational material, such letter will also set forth such other statements as are customarily set forth by KPMG LLP in such letter with respect to such data; and

               (iii) they have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in such ABS informational or computational material agrees with the data sheet or computer tape prepared by CMSI, unless otherwise indicated in such letter.

10       Indemnification and Contribution

         (a) In this section 10,

               (i) "claims" includes losses, claims, damages, expenses (including legal and other expenses reasonably incurred in investigating or defending the claims) or liabilities, joint or several, (or actions in respect thereof) under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, and

               (ii) a "controlling person" of a party is a person that controls the party within the meaning of either the Securities Act or the Exchange Act, and in the case of CMSI includes any person who signed the Registration Statement.

         (b) CMSI will indemnify and hold harmless the Underwriter and each of its controlling persons against any claims to which any of them becomes subject, to the extent such claims arise out of or are based upon

               (i) a breach of any express representation or warranty given by CMSI to the Underwriter in section 3, "Registration Statement and Prospectus," or section 4, "Free writing prospectuses," or

               (ii) any untrue statement or alleged untrue statement of a material fact, or omission of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in any loan tape supplied by CMSI to the Underwriter that was not corrected by information subsequently supplied by CMSI to the Underwriter sufficiently prior to the sale of offered certificates to the investor making the claim as to reasonably permit the Underwriter to correct any statement made to the investor based on such untrue or alleged untrue statement or material omission, or

         (c) The Underwriter will indemnify and hold harmless CMSI and each of its controlling persons against any claims to which any of them becomes subject, to the extent such claims are based upon breach of any express representation or warranty given by the Underwriter to CMSI in section 3, "Registration Statement and Prospectus," or section 4, "free writing prospectuses."

         (d) The indemnities in sections 10(b) and 10(c) will be in addition to any liability that CMSI or the Underwriter may otherwise have.

         (e) If a person entitled to indemnification under this section 10 is notified of any action or threatened action involving a claim for which the person may be entitled to seek indemnification or reimbursement under this section 10, the person must promptly notify the indemnifying party in writing of the action. However, the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to the indemnified person otherwise than under this section 10. The indemnifying party will be entitled to participate in any such action, and to the extent that it may elect by written notice delivered to the indemnified person promptly after being notified by the indemnified person of the action, to assume the defense thereof, with counsel selected by the indemnified person and satisfactory to the indemnifying party (or if the indemnified person fails to promptly select counsel following the receipt of the aforesaid notice, with counsel selected by the indemnifying party and satisfactory to the indemnified person). However, if the defendants in any such action include both indemnified persons and the indemnifying party, and an indemnified person reasonably concludes that there may be legal defenses available to it and/or other indemnified persons that are different from or additional to those available to the indemnifying party, the indemnified person or persons may select a single separate counsel to assert such legal defenses and to otherwise participate in the defense of the action on behalf of such indemnified person or persons.

Upon the indemnifying party's so assuming the defense of the action, the indemnifying party will not be liable to the indemnified person in connection with the defense thereof, except for

               (i) the expenses of a single separate counsel to represent indemnified persons in accordance with the last sentence in the preceding paragraph, or

               (ii) the indemnifying party does not employ counsel reasonably satisfactory to the indemnified person within a reasonable time after the indemnified person notifies the indemnifying party of the action.

(f) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 10 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, CMSI and the Underwriter will contribute to the aggregate claims to which CMSI and the Underwriter may be subject in such proportion so that the Underwriter is responsible for 0.5% thereof and CMSI is responsible for the balance; provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault will be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, or such inaccurate or untrue statement or representation, relates to information supplied by CMSI or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement, omission or representation. For purposes of this Section 10, each controlling person will have the same rights to contribution as the related party. Any person entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph
(f), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this section (f).

11       Termination

         This Agreement will be subject to termination in the absolute discretion of the Underwriter, by notice given to CMSI prior to delivery of and payment for the offered certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange has been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York is declared by either federal or New York State authorities, or
(iii) there is a material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is makes it, in the reasonable judgment of the Underwriter after consultation with CMSI, impracticable to market the offered certificates.

12       Representations and indemnities to survive

         The respective agreements, representations, warranties, indemnities and other statements of CMSI and Citigroup Inc. and their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, CMSI or Citigroup Inc. or any of the officers, directors or controlling persons referred to in section 10 hereof, and will survive delivery of and payment for the offered certificates. The provisions of sections 10 and 13 hereof will survive the termination or cancellation of this Agreement.

13       Obligation of Citigroup Inc.

         Citigroup Inc. agrees, in consideration of and as an inducement to the Underwriter's purchase of the offered certificates from CMSI, to indemnify and hold harmless the Underwriter, and each person who controls the Underwriter against any failure by CMSI to perform any of its obligations under this Agreement, including any obligation of CMSI to the Underwriter pursuant to sections 6 and 10 hereof, after receipt from the Underwriter of written notice of any such failure.

14       Successors

         This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in section 10 hereof and their respective successors and assigns, and no other person will have any right or obligation hereunder.

15       Applicable law

         This Agreement will be governed by and construed in accordance with the laws of the State of New York.

16       Miscellaneous

         This Agreement supersedes all prior or contemporaneous agreements and understandings relating to its subject matter. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

17       Notices

         All communications hereunder will be in writing and effective only upon receipt and, if sent to the Underwriter, will be delivered to the Underwriter's address first stated in this Agreement (with a copy to its General Counsel's Office), or if sent to CMSI, will be delivered to Citicorp Mortgage Securities, Inc., 1000 Technology Drive, O'Fallon, Missouri 63368, Attn: Larry Kent Slough, or if sent to Citigroup Inc., will be delivered to Citigroup Inc., Citigroup Center, 153 East 53rd Street, 6th Floor, New York, New York 10043, Attn: Gregory
C. Ehlke.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the undersigned a copy hereof, whereupon this letter and your acceptance will represent a binding agreement among CMSI, Citigroup Inc. and the Underwriter.

                                                     Very truly yours,

                                             CITICORP MORTGAGE SECURITIES, INC.



                                   By:        /s/Joseph D. Smythe III
                                      -----------------------------------------
                                                 Joseph D. Smythe III
                                                 Vice President


                                             CITIGROUP INC.



                                   By:        /s/ Gregory C. Ehlke
                                      -----------------------------------------
                                                 Gregory C. Ehlke
                                                 Assistant Treasurer



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.



CREDIT SUISSE SECURITIES (USA) LLC



By:  /s/ Kevin Steele
   -----------------------------------------
   Name: Kevin Steele, Director
         Authorized Signatory

                                   SCHEDULE I

                  Underwriting Agreement dated January 12, 2006

                 REMIC Pass-Through Certificates, Series 2006-1



Description of mortgage loans:              For each pool of  mortgage  loans,
                                            the  description  under  COLLATERAL
                                            INFORMATION  on the Trade  Ticket
                                            that is  attached  as  Attachment  A
                                            hereto.  Any  reference  in the
                                            Trade Ticket to 15 YR REG N/C means
                                            10- to 15-  year  fixed-rate
                                            conventional  one-  to  four-family
                                            mortgage loans,  any  reference  to
                                            30  YR  REG  N/C  means  20-  to
                                            30-  year fixed-rate  conventional
                                            one- to four-family  mortgage loans,
                                            and any reference  to  30  YR  RELO
                                            N/C  means  20-  to  30-  year
                                            fixed-rate conventional  one- to
                                            four-family  mortgage  loans that
                                            are originated through  corporate
                                            relocation   programs.   The
                                            aggregate  principal balance  of
                                            each pool of  mortgage  loans is
                                            shown on the Trade  Ticket under
                                            Trade  Amount,  and is subject to an
                                            upward or downward  variance by
                                            closing of up to 5%. The weighted
                                            average per annum  interest  rate
                                            of the  mortgage  loans in each pool
                                            as of the cut-off date is expected
                                            to be the  percentage  shown for the
                                            pool under  WAC--Final  Pool on the
                                            Trade  Ticket,  plus or minus the
                                            basis  points per annum  shown on
                                            the Trade Ticket.  The weighted
                                            average  remaining term to stated
                                            maturity of the  mortgage  loans in
                                            each pool as of the cut-off date is
                                            expected to be the number of months
                                            for the pool shown under  WAM--Final
                                            Pool on the  Trade  Ticket,  plus or
                                            minus the  number  of months  shown
                                            on the Trade  Ticket,  except that
                                            the number of months can not exceed
                                            180 for a pool of 15 YR REG N/C
                                            mortgage  loans or 360 for a pool of
                                            30 YR REG N/C or 30 YR RELO N/C
                                            mortgage loans.

Offered  certificates:                      Senior class A
                                            (NON-PO) and, if shown on a Trade
                                            Ticket, class A-PO and/or class A-IO
                                            certificates (the "offered class A
                                            certificates") and subordinated
                                            class B-1, B-2 and B-3 certificates
                                            (the "offered class B
                                            certificates").

                                            If there is only a single pool of
                                            mortgage loans, each class of
                                            offered certificates has a principal
                                            balance equal to the percentage for
                                            the class specified under SIZE in
                                            the Trade Ticket of the Trade Amount
                                            specified in the Trade Ticket.

                                            If there is more than one pool of
                                            mortgage loans:

                                            (a) The offered class A certificates
                                            (other than any offered class A-IO
                                            certificates) in each "group" (as
                                            defined in the Pooling Agreement)
                                            have a principal balance equal to
                                            the percentage for the class
                                            specified under SIZE for the related
                                            pool of the related Trade Amount
                                            specified in the Trade Ticket, and

                                            (b) Each class of offered class B
                                            certificates has a principal balance
                                            equal to the aggregate of the
                                            principal balance of its component
                                            classes. The principal balance of a
                                            component class of a class of
                                            certificates equals the percentage
                                            for such class specified under SIZE
                                            of the Trade Amount, as such SIZE
                                            and Trade Amount are specified for
                                            the pool related to the group for
                                            the component class on the Trade
                                            Ticket.

                                            The principal balance of each class
                                            of certificates is subject to upward
                                            or downward variance at closing of
                                            up to 5%.

                                            The offered class A certificates may
                                            include one or more classes of class
                                            A certificates with the prior
                                            consent of an authorized officer of
                                            CMSI, which consent will not
                                            unreasonably be withheld.
                                            Additionally, class A-PO and A-IO
                                            certificates may be composite
                                            classes of certificates formed from
                                            ratio-stripped PO and IO component
                                            classes, respectively, from
                                            different pools.

Purchase price:                             If there is a single pool of
                                            mortgage loans,  the sum of (a), (b)
                                            and (c):

                                         (a) The aggregate of the prices of each
                                            class of offered certificates. The
                                            price of a class of certificates is
                                            calculated by multiplying the
                                            principal balance (or for any
                                            ratio-stripped IO class, notional
                                            balance) of the class at closing by
                                            the PRICE INFORMATION percentage for
                                            the class shown on the Trade Ticket.

                                          (b) Accrued interest on the aggregate
                                            principal balance (or, for any
                                            ratio-stripped IO class, notional
                                            balance) at closing of each class of
                                            offered certificates from (and
                                            including) the ISSUE DATE shown on
                                            the Trade Ticket to (but excluding)
                                            the SETTLEMENT DATE shown on the
                                            Trade Ticket at a rate per annum
                                            equal to the target rate stated in
                                            the Pooling Agreement.

                                           (c) $75,000.

                                            If there is more than one pool of
                                            mortgage loans, the sum of (d), (e)
                                            and (f):

                                            (d) The aggregate, for each pool, of
                                            the prices of each class (or
                                            component class) of offered
                                            certificates listed on the Trade
                                            Ticket, calculated by multiplying
                                            the principal balance (or for any
                                            ratio-stripped IO class, notional
                                            balance) at closing of each class
                                            (or component class) of offered
                                            certificates in the group related to
                                            the pool (other than any composite
                                            classes) by the PRICE INFORMATION
                                            percentage for the class (or
                                            component class) shown for such pool
                                            on the Trade Ticket.

                                            (e) accrued interest on the
                                            aggregate principal balance (or, for
                                            any ratio-stripped IO certificates,
                                            notional balance) at closing of the
                                            offered certificates (other than any
                                            composite classes or ratio-stripped
                                            PO classes of certificates) from
                                            (and including) the ISSUE DATE shown
                                            on the Trade Ticket to (but
                                            excluding) the SETTLEMENT DATE shown
                                            on the Trade Ticket at a rate per
                                            annum equal to the target rate for
                                            the pool stated in the Pooling
                                            Agreement.

                                            (f) $75,000.

Originator and Address:                     CitiMortgage, Inc.(1)
                                            1000 Technology Drive
                                            O'Fallon, Missouri 63368

Cut-off date:                               The ISSUE DATE shown on the Trade
                                            Ticket

Ratings of
offered certificates:                       Each  class  of  offered
                                            certificates  will  have the
                                            ratings  of the rating  agencies
                                            shown on the Trade Ticket.  "S&P" on
                                            the Trade Ticket refers to  Standard
                                            & Poor's  Ratings  Services,
                                            "Moody's"  refers to Moody's
                                            Investors Service, Inc., and "Fitch"
                                            refers to Fitch Ratings.

Denominations:                              The  denominations  of each  class
                                            of offered  certificates  will be as
                                            set  forth in the  Prospectus.  Such
                                            denominations  will be set by the
                                            Underwriter,   except  that  (1) the
                                            minimum   denomination  of  each
                                            certificate  of a class of offered
                                            certificates  will be  $1,000,  and
                                            (2) if the initial  principal or
                                            notional  balance of an offered
                                            class of  certificates is not a
                                            permitted  denomination  for a
                                            certificate of that class,  one
                                            certificate of the class may be
                                            issued in a different denomination.

Underwriter's Statements to
be Included in the Prospectus:              The  purchase  price for the
                                            offered  certificates  will be set
                                            by the underwriter  or negotiated by
                                            the purchaser and the  underwriter
                                            at the time of sale.

                                            Subject to the terms and conditions
                                            of the underwriting agreement among
                                            Citigroup Inc., CMSI and the
                                            underwriter, the underwriter will
                                            purchase the offered certificates
                                            from CMSI upon issuance. The
                                            underwriter has committed to
                                            purchase all of the offered

--------
(1) Mortgage loans of this originator include mortgage loans originated by Citibank, N.A. or originated or acquired by Citibank, Federal Savings Bank certificates if any certificates are
                                            purchased. The underwriter will
                                            distribute the offered certificates
                                            from time to time in negotiated
                                            transactions or otherwise at varying
                                            prices to be determined at the time
                                            of sale.

                                            In connection with the purchase and
                                            sale of the offered certificates,
                                            the underwriter may be deemed to
                                            have received compensation from CMSI
                                            in the form of underwriting
                                            discounts.

                                            In connection with this offering,
                                            the underwriter may over-allot or
                                            effect transactions that stabilize
                                            or maintain the market price of the
                                            offered certificates at a level
                                            above that which might otherwise
                                            prevail in the open market. Such
                                            stabilizing, if commenced, may be
                                            discontinued at any time.

Delivery and Payment:                       Same day funds by federal funds
                                            wire.

Closing date and Location:                  10:00  a.m.  (New York City time) on
                                            the  SETTLEMENT  DATE shown on the
                                            Trade Ticket at the offices of:

                                            Citigroup Inc.
                                            425 Park Avenue, 2nd Floor
                                            New York, New York 10022

                                  ATTACHMENT A


                                      A-1